Limited Term New York Municipal Fund
                      Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term
Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  11/13/91           0.0206820       0.0000000           3.040
  12/13/91           0.0146270       0.0000000           3.070
  12/31/91           0.0157500       0.0000000           3.070
  02/13/92           0.0149873       0.0000000           3.060
  03/12/92           0.0146626       0.0000000           3.070
  04/13/92           0.0146625       0.0000000           3.080
  05/13/92           0.0146625       0.0000000           3.110
  06/11/92           0.0146625       0.0000000           3.110
  07/13/92           0.0146625       0.0000000           3.160
  08/13/92           0.0146625       0.0000000           3.190
  09/10/92           0.0145313       0.0000000           3.190
  10/13/92           0.0144000       0.0000000           3.170
  11/12/92           0.0144000       0.0000000           3.150
  12/11/92           0.0144000       0.0000000           3.180
  12/31/92           0.0144000       0.0000000           3.180
  02/12/93           0.0150000       0.0000000           3.210
  03/12/93           0.0140000       0.0000000           3.250
  04/12/93           0.0150000       0.0000000           3.250
  05/12/93           0.0140000       0.0000000           3.260
  06/11/93           0.0150000       0.0000000           3.260
  07/12/93           0.0140000       0.0000000           3.290
  08/12/93           0.0140000       0.0000000           3.310
  09/03/93           0.0140000       0.0000000           3.330
  10/13/93           0.0130000       0.0000000           3.350
  11/12/93           0.0130000       0.0000000           3.320
  12/13/93           0.0130000       0.0000000           3.340
  12/31/93           0.0130000       0.0000000           3.330
  02/11/94           0.0130000       0.0000000           3.330
  03/11/94           0.0130000       0.0000000           3.270
  04/04/94           0.0130000       0.0000000           3.180
  05/02/94           0.0130000       0.0000000           3.220
  06/01/94           0.0130000       0.0000000           3.230
  07/01/94           0.0130000       0.0000000           3.220
  08/01/94           0.0140000       0.0000000           3.240
  09/01/94           0.0140000       0.0000000           3.250
  10/03/94           0.0140000       0.0000000           3.210
  11/01/94           0.0140000       0.0000000           3.170
  12/01/94           0.0150000       0.0000000           3.140
  12/30/94           0.0140000       0.0000000           3.150
  01/24/95           0.0140000       0.0000000           3.160
  02/21/95           0.0140000       0.0000000           3.190
  03/28/95           0.0150000       0.0000000           3.210
  04/25/95           0.0150000       0.0000000           3.220
  05/23/95           0.0150000       0.0000000           3.240
  06/27/95           0.0150000       0.0000000           3.240
  07/25/95           0.0150000       0.0000000           3.230
  08/22/95           0.0150000       0.0000000           3.220
  09/26/95           0.0150000       0.0000000           3.250
  10/24/95           0.0150000       0.0000000           3.270
  11/21/95           0.0150000       0.0000000           3.270

Limited Term New York Municipal Fund
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term
Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares (Continued)
  12/27/95           0.0150000       0.0000000           3.270
  01/23/96           0.0150000       0.0000000           3.270
  02/20/96           0.0150000       0.0000000           3.260
  03/26/96           0.0150000       0.0000000           3.240
  04/23/96           0.0150000       0.0000000           3.230
  05/28/96           0.0140000       0.0000000           3.230
  06/25/96           0.0140000       0.0000000           3.210
  07/23/96           0.0140000       0.0000000           3.230
  08/27/96           0.0140000       0.0000000           3.240
  09/24/96           0.0140000       0.0000000           3.240
  10/22/96           0.0140000       0.0000000           3.240
  11/26/96           0.0140000       0.0000000           3.270
  12/27/96           0.0140000       0.0000000           3.260
  01/28/97           0.0140000       0.0000000           3.250
  02/25/97           0.0140000       0.0000000           3.270
  03/25/97           0.0140000       0.0000000           3.250
  04/22/97           0.0140000       0.0000000           3.240
  05/27/97           0.0140000       0.0000000           3.270
  06/24/97           0.0140000       0.0000000           3.290
  07/22/97           0.0150000       0.0000000           3.310
  08/26/97           0.0150000       0.0000000           3.300
  09/23/97           0.0150000       0.0000000           3.320
  10/28/97           0.0150000       0.0000000           3.320
  11/25/97           0.0150000       0.0000000           3.320
  12/29/97           0.0150000       0.0000000           3.340


Class B Shares
  05/27/97           0.0091800       0.0000000           3.260
  06/24/97           0.0119000       0.0000000           3.290
  07/22/97           0.0129000       0.0000000           3.310
  08/26/97           0.0129000       0.0000000           3.300
  09/23/97           0.0129000       0.0000000           3.310
  10/28/97           0.0129000       0.0000000           3.310
  11/25/97           0.0129724       0.0000000           3.320
  12/29/97           0.0125916       0.0000000           3.340


Class C Shares
  05/27/97           0.0091800       0.0000000           3.260
  06/24/97           0.0119000       0.0000000           3.280
  07/22/97           0.0129000       0.0000000           3.310
  08/26/97           0.0129000       0.0000000           3.300
  09/23/97           0.0129000       0.0000000           3.310
  10/28/97           0.0129000       0.0000000           3.310
  11/25/97           0.0130576       0.0000000           3.320
  12/29/97           0.0127036       0.0000000           3.330


Class X Shares
  05/23/95           0.0111714       0.0000000           3.240
  06/27/95           0.0136000       0.0000000           3.240
  07/25/95           0.0136000       0.0000000           3.230

Limited Term New York Municipal Fund
Page 3


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term
Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class X Shares (Continued)
  08/22/95           0.0136000       0.0000000           3.220
  09/26/95           0.0136000       0.0000000           3.250
  10/24/95           0.0136000       0.0000000           3.270
  11/21/95           0.0136000       0.0000000           3.270
  12/27/95           0.0136000       0.0000000           3.270
  01/23/96           0.0136000       0.0000000           3.270
  02/20/96           0.0136000       0.0000000           3.270
  03/26/96           0.0136000       0.0000000           3.240
  04/23/96           0.0136000       0.0000000           3.230
  05/28/96           0.0126000       0.0000000           3.240
  06/25/96           0.0126000       0.0000000           3.220
  07/23/96           0.0126000       0.0000000           3.230
  08/27/96           0.0126000       0.0000000           3.240
  09/24/96           0.0126000       0.0000000           3.240
  10/22/96           0.0126000       0.0000000           3.250
  11/26/96           0.0126000       0.0000000           3.270
  12/27/96           0.0126000       0.0000000           3.270
  01/28/97           0.0126000       0.0000000           3.260
  02/25/97           0.0126000       0.0000000           3.280
  03/25/97           0.0126000       0.0000000           3.260
  04/22/97           0.0126000       0.0000000           3.250
  05/27/97           0.0126000       0.0000000           3.270
  06/24/97           0.0126000       0.0000000           3.290
  07/22/97           0.0136000       0.0000000           3.320
  08/26/97           0.0136000       0.0000000           3.310
  09/23/97           0.0136000       0.0000000           3.320
  10/28/97           0.0136000       0.0000000           3.320
  11/25/97           0.0136963       0.0000000           3.330
  12/29/97           0.0134442       0.0000000           3.350

Limited Term New York Municipal Fund
Page 4


1. Average Annual Total Returns for the Periods Ended 12/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total
return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum         Examples at NAV:
  sales charge of 3.50%:

  One Year                           One Year

  {($1,042.27/$1,000)^ 1} - 1  =   4.{($1,080.07/$1,000)^ 1} - 1  =
8.01%

  Five Year                          Five Year

  {($1,317.40/$1,000)^.2} - 1 =    5.{($1,365.18/$1,000)^.2} - 1  =
6.42%

  Inception                          Inception

  {($1,504.36/$1,000)^.1591}- 1 =  6.{($1,558.91/$1,000)^.1591}- 1 =
7.32%




Class X Shares

Examples, assuming a maximum         Examples at NAV:
  contingent deferred sales charge
  of 2.50% for the first year, and
  1.50% for the inception year:

  One Year                           One Year

  {($1,049.39/$1,000)^ 1} - 1  =  4.9{($1,074.39/$1,000)^ 1} - 1  =
7.44%

  Inception                          Inception

  {($1,171.37/$1,000)^.3750}- 1 = 6.1{($1,186.37/$1,000)^.3750}- 1 =
6.62%

Limited Term New York Municipal Fund
Page 5


2. Cumulative Total Returns for the Periods Ended 12/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum         Examples at NAV:
  sales charge of 3.50%:

  One Year                           One Year

  $1,042.27 - $1,000/$1,000   =  4.23$1,080.07 - $1,000/$1,000   =  8.01%

  Five Year                          Five Year

  $1,317.40 - $1,000/$1,000   = 31.74$1,365.18 - $1,000/$1,000   = 36.52%

  Inception                          Inception

  $1,504.36 - $1,000/$1,000   = 50.44$1,558.91 - $1,000/$1,000   = 55.89%



Class B Shares

Examples, assuming a maximum         Examples at NAV:
  contingent deferred sales charge
  of 4.00% for the first year, and
  4.00% for the inception year:

Inception                            Inception

  $1,018.90 - $1,000/$1,000   = 1.89%$1,058.90 - $1,000/$1,000   = 5.89%



Class C Shares

Examples, assuming a maximum         Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  Inception                          Inception

  $1,045.82 - $1,000/$1,000   = 4.58%$1,055.82 - $1,000/$1,000   = 5.58%

Limited Term New York Municipal Fund
Page 6


2.  Cumulative Total Returns for the Periods Ended 12/31/97: (Continued)

Class X Shares

Examples, assuming a maximum         Examples at NAV:
  contingent deferred sales charge
  of 2.50% for the first year, and
  1.50% for the inception year:

  One Year                           One Year

  $1,049.39 - $1,000/$1,000   =  4.94$1,074.39 - $1,000/$1,000   =  7.44%

  Inception                          Inception

  $1,171.37 - $1,000/$1,000   = 17.14$1,186.37 - $1,000/$1,000   = 18.64%

Limited Term New York Municipal Fund
Page 7


3. Standardized Yield for the 30-Day Period Ended 12/31/97:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                            a - b          6
                Yield =  2 { (--------  +  1 )  -  1 }
                           cd or ce

   The symbols above represent the following factors:

     a = Dividends and interest earned during the 30-day period.
     b = Expenses accrued for the period (net of any expense
         reimbursements).
     c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends.
     d = The Fund's maximum offering price (including sales charge) per share on the last day of the period.
     e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.


Class A Shares

Example, assuming a maximum sales charge of 3.50%:


         $3,038,458.17 - $495,284.96 6
      2{(--------------------------- +  1)  - 1}  = 3.93%
           226,547,742  x  $3.46



Class B

Example at NAV:

         $ 76,688.06 - $ 24,983.10   6
      2{(---------------------------  +  1)  - 1}  = 3.27%
              5,713,883  x  $3.34



Class C

Example at NAV:

         $100,695.54 - $ 32,125.78   6
      2{(---------------------------  +  1)  - 1}  = 3.31%
              7,514,760  x  $3.33



Class X

Example at NAV:

         $210,335.06 - $ 56,393.48   6
      2{(---------------------------  +  1)  - 1}  = 3.55%
             15,659,981  x  $3.35

Limited Term New York Municipal Fund
Page 8


4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 12/31/97

    The Fund's dividend yields are calculated using the following formula:

             Dividend Yield   =  (a x 12) / b or c

    The symbols above represent the following factors:

   a = The last dividend earned during the period. b = The Fund's maximum offering price (including sales charge)
       per share on payable date.
   c = The Fund's net asset value (excluding sales charge) per share on payable date.

Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering$.0150000 x 12 / $ 3.46  = 5.20%


  Dividend Yield
  at Net Asset Value $.0150000 x 12 / $ 3.34  = 5.39%



Class B (358) Shares

  Dividend Yield
  at Net Asset Value $.0125916 x 12 / $ 3.34  = 4.52%


Class C Shares

  Dividend Yield
  at Net Asset Value $.0127036 x 12 / $ 3.33  = 4.58%


Class X Shares

  Dividend Yield
  at Net Asset Value $.0134442 x 12 / $ 3.35  = 4.82%

Limited Term New York Municipal Fund
Page 9


5. TAX-EQUIVALENT YIELDS FOR THE 30-DAY PERIOD ENDED 12/31/97:

   The Fund's tax-equivalent yields are calculated using the following formula:

      { a / (1  - c )} + b  =  Tax-Equivalent Yield

   The symbols above represent the following factors:

   a = 30-day SEC yield of tax-exempt security positions in the portfolio. b = 30-day SEC yield of taxable security positions in the portfolio. c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


Examples:

  Class A Shares
                     [ 0.0393 / ( 1  - 0.4608 )] +  0  = 7.29%



  Class B Shares

                     [ 0.0327 / ( 1  - 0.4608 ) ] + 0  = 6.06%


  Class C Shares

                     [ 0.0331 / ( 1  - 0.4608 ) ] + 0  = 6.14%


  Class X Shares

                     [ 0.0355 / ( 1  - 0.4608 ) ] + 0  = 6.58%


Combined Stated Tax Rate Formula

          1 - {(1-d)(1-(e+f))} = Combined Stated Tax Rate

  The symbols above represent the following factors:

  d = Stated federal tax rate (e.g., federal income tax rate for an individual in the 39.6% federal tax bracket filing singly).
  e = Stated New York State tax rate (e.g., for an individual in the 39.6% federal and 6.850% state tax bracket filing singly).
  f = Stated New York City tax rate (e.g., for an individual in the 39.6% federal and 3.88% City tax bracket filing singly).

   Example:   1 - {(1 - .3960)(1 - (.06850+.03880))} = 46.08%